EXHIBIT 99.1

                      CHILDREN'S BROADCASTING CORPORATION
                            5501 Excelsior Boulevard
                          Minneapolis, Minnesota 55416
                                   Telephone
                                 (612) 925-8840
                                    Facsimile
               Legal: (612) 925-8845 Second Floor: (612) 926-7946


                              FOR IMMEDIATE RELEASE
Contact: Christopher T. Dahl, President/CEO                       612/925-8840


                                CHELSEA PICTURES
                         JOINS CHILDREN'S BROADCASTING'S
                     GROWING FAMILY OF TELEVISION PRODUCTION
                                    COMPANIES


MINNEAPOLIS, MN, MARCH 4, 1999 - Children's Broadcasting Corporation (CBC,
NASDAQ: AAHS) has completed a transaction with the well respected television commercial production company, Chelsea Pictures, Inc. The merger transaction extends CBC's interests in the television commercial production industry. CBC currently maintains a 49.7% interest in Harmony Holdings, Inc., whose divisions include: The End, Curious Pictures and The End-London. CBC also started Populuxe, a New York based production company in the fall of 1998.

Since 1987, Chelsea Pictures has built a strong brand name with feature film directors on high-end television commercials. Chelsea continues to attract directors from related disciplines such as documentaries, short film s and design. Chelsea had 1998 revenues of approximately $13 million and is expected to positively impact CBC's earnings.

Chelsea President, Steve Wax said, "For a long time I have wanted to seriously increase our creative support to our directors in both commercials and films. With our new relationship with Chris Dahl and CBC, we will be able to build upon our storytelling tradition as well as enhance our director's creativity."

Last year Chelsea Pictures released UNMADE BEDS, its first feature film, directed by Chelsea director Nicholas Barker. A second feature, KILLING JOE, was executive produced by Steve Wax and Desley Gregory and was directed by another Chelsea director, Mehdi Norowzian. The film is soon to be released. The combination of emotional story telling in commercials and independent films is at the heart of the Chelsea Pictures mission.

CBC President and CEO, Christopher T. Dahl said, "We are extremely pleased to bring Chelsea Pictures and its world class creativity and energy into our growing family of production companies. Adding Chelsea is consistent with our plan to bring the best people in the industry into our organization. As we build CBC into a strong and creative



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force in the television commercial community, we want to apply our resources to developing our director talent and enhancing the individual company/division brands. Chelsea's experience in producing independent films with its director talent and reputation for quality and consistency will greatly enhance this effort."

In transactions totaling approximately $71 million - completed between September, 1998 and January 1999, CBC sold its radio stations and realized an approximate $43 million gain. CBC has a stated strategy of building the Company into a major force in the television commercial production industry, primarily through acquisitions. Through consolidation of production companies and the aggregation of related services, CBC believes it can maximize cost efficiencies while enhancing the marketing and brand identification of the individual divisions which will ultimately result in greater revenues and profitability while providing advertising agencies increased service and choice.

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements contained herein are subject to known and unknown risks, uncertainties and contingencies, any of which are beyond the control of Children's Broadcasting Corporation and which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among others, overall economic and business conditions, the demand for the Company's services and competitive factors. Additional factors that may affect the company's business and performance are set forth in the company's filing with the Securities and Exchange Commission.